N-SAR Exhibit: Sub-item 77I(a)
Legg Mason Partners Equity Trust
ClearBridge All Cap Value Fund

Item 77I(a) :Terms of new or amended securities

In response to Sub-Items 77I(a),  ClearBridge All Cap Value Fund,
 the
Registrant incorporates by reference the supplement to the fund's Prospectus and Statement of Additional Information as filed with the Securities and
Exchange Commission pursuant to Rule 497 of the
 Securities Act of 1933 on May
2, 2016 (Accession No. 0001193125-16-570213).
The Registrant also
incorporates by reference Post-Effective Amendment No. 350 to Form N-1A filed on January 22, 2016 pursuant to Rule 485(b) of the Securities Act of 1933
(Accession No. 0001193125-16-435687).